                                                                 EXHIBIT 99.2

                       ADVANCED DIGITAL INFORMATION CORPORATION
                           TOM A. ALBERG STOCK OPTION PLAN
                         NON-QUALIFIED STOCK OPTION AGREEMENT


     ADVANCED DIGITAL INFORMATION CORPORATION ("ADIC") grants on 2/25/98, to TOM
A. ALBERG ("Holder"), an option to purchase 2,000 shares of ADIC's authorized but unissued common stock without par value at $16.5625 per share pursuant to the ADVANCED DIGITAL INFORMATION CORPORATION Tom A. Alberg Stock Option Plan (the "Plan"), on the following terms and conditions:

     FORM OF OPTION

     ADIC intends this stock option to be a non-qualified stock option and NOT an incentive stock option under IRC Section 422. This option is subject to and will be interpreted in accordance with all terms and conditions of the 1996 Stock Option Plan, as they apply to non-qualified stock options. The Optionee acknowledges receipt of a copy of the plan, the terms of which are incorporated by this reference. If any provision of this Agreement conflicts with the Plan, the Plan will control.

     EXERCISE OF OPTIONS

     The Option will become exercisable according to the following schedule:


                 DATE OF                                 OPTION
             RIGHT TO OPTION                             SHARES
             ---------------                             ------
           Next Annual Meeting                            2,000


     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company.

     TERM OF OPTION

     The term of this Option shall be five years from the date of grant.

     POST-TERMINATION EXERCISES

     In case of termination of the Holder's employment or services other than by reason of death, disability or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination not withstanding any subsequent events, only within three months after the date of such termination for reasons other than Disability and only within one year after the date of such termination by reason of Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option.

     DATED this 6th day of May, 1998.

 ADVANCED DIGITAL INFORMATION               OPTIONEE
 CORPORATION
                                            _________________________________

                                            _________________________________
 By:  ____________________________
 Its Chairman and Chief Executive Officer   _________________________________
                                            Name and Address

                       ADVANCED DIGITAL INFORMATION CORPORATION
                           TOM A. ALBERG STOCK OPTION PLAN
                         NON-QUALIFIED STOCK OPTION AGREEMENT

     ADVANCED DIGITAL INFORMATION CORPORATION ("ADIC") grants on 2/25/98, to TOM
A. ALBERG ("Holder"), an option to purchase 5,500 shares of ADIC's authorized but unissued common stock without par value at $16.5625 per share pursuant to the ADVANCED DIGITAL INFORMATION CORPORATION Tom A. Alberg Stock Option Plan (the "Plan"), on the following terms and conditions:

     FORM OF OPTION

     ADIC intends this stock option to be a non-qualified stock option and NOT an incentive stock option under IRC Section 422. This option is subject to and will be interpreted in accordance with all terms and conditions of the 1996 Stock Option Plan, as they apply to non-qualified stock options. The Optionee acknowledges receipt of a copy of the plan, the terms of which are incorporated by this reference. If any provision of this Agreement conflicts with the Plan, the Plan will control.

     EXERCISE OF OPTIONS

     The Option will become exercisable according to the following schedule:


                           DATE OF             OPTION
                       RIGHT TO OPTION         SHARES
                       ---------------         ------
                           2/25/99              1,375

                           2/25/00              1,375

                           2/25/01              1,375

                           2/25/02              1,375


     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company.

     TERM OF OPTION

     The term of this Option shall be five years from the date of grant.

     POST-TERMINATION EXERCISES

     In case of termination of the Holder's employment or services other than by reason of death, disability or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination not withstanding any subsequent events, only within three months after the date of such termination for reasons other than Disability and only within one year after the date of such termination by reason of Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option.

     DATED this 6th day of May, 1998.

 ADVANCED DIGITAL INFORMATION               OPTIONEE
 CORPORATION

                                            _________________________________

                                            _________________________________
 By:  ____________________________
 Its Chairman and Chief Executive Officer   _________________________________
                                            Name and Address